Rainmaker Reports Third Quarter 2013 Financial Results
Campbell, Calif., November 18, 2013 – Rainmaker Systems, Inc. (OTCQX: RMKR), a provider of B2B e-Commerce solutions and services, today reported financial results for its fiscal quarter ended September 30, 2013.

Net revenue in the third quarter of 2013 was $4.2 million, compared to net revenue in the preceding quarter of $4.7 million and net revenue in the third quarter of 2012 of $6.9 million. Net revenue for the nine months ended September 30, 2013 was $13.5 million compared to $20.2 million in the 2012 comparative period.
Net loss from continuing operations for the third quarter of 2013 was $3.6 million, or a net loss of $0.09 per share, compared to a net loss from continuing operations in the preceding quarter of $3.0 million, or a net loss of $0.08 per share, and a net loss from continuing operations in the third quarter of 2012 of $0.9 million, or a net loss of $0.03 per share. Net loss from continuing operations for the nine months ended September 30, 2013 was $10.0 million, or a net loss of $0.28 per share, compared to a net loss from continuing operations of $3.0 million, or a net loss of $0.11 per share, in the 2012 comparative period.
The results above include a charge in connection with a $458,000 overstatement of credit card receivables relating to a service contract with a former customer.
Total cash and cash equivalents were $4.2 million at September 30, 2013, compared to $4.5 million at December 31, 2012.
“Please join us for our earnings conference call scheduled for this Thursday, November 21, 2013, to learn about key updates regarding our turnaround plan,” said Don Massaro, President and CEO.
Conference Call
Rainmaker Systems will host a conference call and webcast Thursday, November 21, 2013, at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) to discuss its third quarter 2013 financial results. Those wishing to participate in the live call should dial 888-539-3612 using the passcode 2593666. A replay of the call will be available for one week beginning approximately two hours after the call's conclusion by dialing 888-203-1112 and entering the passcode 2593666. To access the live webcast of the call, go to the Investors section of Rainmaker's website at www.rainmakersystems.com. A webcast replay of the conference call will be available for one year on the Conference Calls/Events page of the Investors section at www.rainmakersystems.com.

About Rainmaker Systems, Inc.
Rainmaker Systems is a B2B e-Commerce company that helps organizations of all sizes, ranging from Fortune 500 enterprises to small-to-medium-sized businesses, create new revenue streams from segments of their customer base that extend beyond traditional sales team capabilities. With its unique approach, Rainmaker Systems delivers proprietary cloud-based e-Commerce technology, global and localized sales-assist agents, and best-practice sales and marketing expertise, allowing customers to discover and monetize untapped revenue opportunities.

Rainmaker Systems trades in the U.S. on the OTCQX under the symbol "RMKR."
NOTE: Rainmaker Systems and the Rainmaker logo are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

Safe Harbor Statement
This press release may contain forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker Systems as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our ability to raise additional equity or debt financing to fund our operations, our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, our ability to maintain compliance with our debt covenants, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to execute our business strategy and manage growth, potential competition in the marketplace, our ability to retain and attract employees, market acceptance of our solutions and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the financial condition of our clients' businesses, the protection of our intellectual property and other factors detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including our filings on Forms 10-K and 10-Q.
CONTACT:

Bradford Peppard	Jeffrey Waters
Chief Financial Officer	Director of Invstor Relations
Rainmaker Systems, Inc.	Rainmaker Systems, Inc.
(408) 340-2510	(410) 294-6802
brad.peppard@rmkr.com	jeffrey.waters@rmkr.com
– Financial tables to follow –

RAINMAKER SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$4,166	$4,494
Restricted cash	17	52
Accounts receivable, net	4,159	3,720
Prepaid expenses and other current assets	829	1,292
Total current assets	9,171	9,558
Property and equipment, net	2,829	2,455
Goodwill	5,334	5,337
Other non-current assets	804	416
Total assets	$18,138	$17,766

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$10,620	$7,159
Accrued compensation and benefits	1,026	425
Other accrued liabilities	3,384	3,142
Deferred revenue	1,677	2,311
Notes payable	2,430	2,727
Total current liabilities	19,137	15,764
Deferred tax liability	607	567
Deferred revenue, less current portion	1,328	44
Common stock warrant liability	200	348
Notes payable, less current portion	900	1,800
Total liabilities	22,172	18,523
Stockholders’ deficit:
Preferred stock, $0.001 par value; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized, 44,545 shares issued and 42,288 shares outstanding at September 30, 2013, and 30,454 shares issued and 28,428 shares outstanding at December 31, 2012	41	27
Additional paid-in capital	137,277	130,402
Accumulated deficit	(138,144)	(128,198)
Accumulated other comprehensive loss	(349)	(261)
Treasury stock, at cost; 2,257 shares at September 30, 2013 and 2,026 shares at December 31, 2012	(2,859)	(2,727)
Total stockholders’ deficit	(4,034)	(757)
Total liabilities and stockholders’ deficit	$18,138	$17,766

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net revenue	$4,160	$6,900	$13,546	$20,196
Cost of services	2,906	3,808	9,010	11,315
Gross profit	1,254	3,092	4,536	8,881
Operating expenses:
Sales and marketing	905	524	2,422	1,569
Technology and development	1,333	1,199	3,927	4,318
General and administrative	2,102	1,486	6,853	4,238
Depreciation and amortization	396	420	1,241	1,226
Total operating expenses	4,736	3,629	14,443	11,351
Operating loss	(3,482)	(537)	(9,907)	(2,470)
Loss (gain) due to change in fair value of warrant liability	66	337	(148)	315
Interest and other expense, net	59	63	205	134
Loss before income tax (benefit) expense	(3,607)	(937)	(9,964)	(2,919)
Income tax (benefit) expense	(20)	7	35	125
Net loss from continuing operations	(3,587)	(944)	(9,999)	(3,044)
Net income (loss) from discontinued operations	(34)	(706)	53	(2,692)
Net loss	$(3,621)	$(1,650)	$(9,946)	$(5,736)

Foreign currency translation adjustments	85	31	(87)	(78)
Comprehensive loss	$(3,536)	$(1,619)	$(10,033)	$(5,814)

Basic and diluted net income (loss) per per share:
Net loss from continuing operations	$(0.09)	$(0.03)	$(0.28)	$(0.11)
Net income (loss) from discontinued operations	—	(0.03)	—	(0.10)
Net loss	$(0.09)	$(0.06)	$(0.28)	$(0.21)

Weighted average common shares:
Basic and diluted	40,684	27,066	35,566	27,013

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Operating activities:
Net loss	$(9,946)	$(5,736)
Adjustment for income (loss) from discontinued operations, net of tax	(53)	2,692
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,241	1,141
Amortization of intangible assets	—	85
Loss (gain) due to change in fair value of warrant liability	(148)	315
Stock-based compensation expense	1,352	607
Provision (credit) for allowances for doubtful accounts	(4)	(35)
Provision for allowance of credit card receivables	420	—
Provision for allowances for other assets	280	—
Changes in operating assets and liabilities:
Accounts receivable	(844)	227
Prepaid expenses and other assets	(207)	(762)
Accounts payable	3,475	1,705
Accrued compensation and benefits	576	(19)
Other accrued liabilities	230	(330)
Deferred tax liability	40	51
Deferred revenue	650	(501)
Net cash used in continuing operations	(2,938)	(560)
Net cash provided by (used in) discontinued operations	53	(1,021)
Net cash used in operating activities	(2,885)	(1,581)

Investing activities:
Purchases of property and equipment	(1,614)	(907)
Change in restricted cash, net	35	(10)
Net cash used in continuing operations	(1,579)	(917)
Net cash used in discontinued operations	—	(837)
Net cash used in investing activities	(1,579)	(1,754)

Financing activities:
Proceeds from issuance of common stock	5,534	—
Proceeds from borrowings	200	4,555
Repayment of borrowings	(1,397)	(3,933)
Repayment of acquisition earnout	—	(113)
Net proceeds from overdraft facility	—	(381)
Tax payments in connection with treasury stock surrendered	(132)	(233)
Net cash provided by (used in) continuing operations	4,205	(105)
Net cash provided by (used in) discontinued operations	—	(708)
Net cash provided by (used in) financing activities	4,205	(813)

Effect of exchange rate changes on cash	(69)	83

Net decrease in cash and cash equivalents	(328)	(4,065)
Cash and cash equivalents at beginning of year	4,494	8,490
Cash and cash equivalents at end of year	$4,166	$4,425